Exhibit 10.4

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of January 19, 2026 (this "Agreement") among FPLF NS Holdings Finance LLC, as Borrower (the "Borrower"), FPLF NS Holdings Finance DAC, as Subsidiary Guarantor (the "Subsidiary Guarantor"), FPLF NS Holdings Finance CM LLC, as Servicer (the "Servicer"), the Lenders party hereto, The Bank of Nova Scotia, as Administrative Agent (the "Administrative Agent"), U.S. Bank Trust Company, National Association, as Collateral Agent (the "Collateral Agent") and Collateral Administrator (the "Collateral Administrator") and U.S. Bank National Association, as Custodian (the "Custodian").

The Borrower, the Subsidiary Guarantor, the Servicer, the Membership Interest Holders party thereto, the Lenders party thereto, the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Custodian are parties to a Credit Agreement dated as of November 7, 2025 (as may be amended, modified and supplemented and in effect from time to time prior to the date hereof, the "Credit Agreement", and the Credit Agreement as amended by this Agreement, the "Amended Credit Agreement").

Pursuant to the terms of Section 12.5 of the Credit Agreement, the Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent and the Lenders (representing all Lenders party to the Credit Agreement) party hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.
Definitions. Except as otherwise defined in this Agreement, terms defined in the Amended Credit Agreement are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.
Section 2.
Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement (including the Schedules and Exhibits thereto) is amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Credit Agreement (including the Schedules and the Exhibits thereto) attached as Annex A hereto. References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Amended Credit Agreement.
Section 3.
Representations and Warranties.
(a)
Each of the Borrower, the Subsidiary Guarantor and the Servicer represents and warrants that (i) all the representations and warranties of the Borrower, the Subsidiary Guarantor and the Servicer set forth in the Credit Agreement, and in each of the other Loan Documents, as applicable, are true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) as of such specific date), and as if each reference in said Article IV to "this Agreement" included reference to this Agreement, (ii) no Default or Event of Default has occurred and is continuing, or will result from the transactions contemplated hereby and (iii) both immediately before and immediately after giving effect to the transactions contemplated hereby, each of the Coverage Tests, the Concentration Limitations, the Collateral Quality Tests and the Portfolio Advance Rate Test are satisfied.

1

(b)
Each of the Borrower, the Subsidiary Guarantor and the Servicer represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by it and both this Agreement and the Amended Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with such document's respective terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.
Section 4.
Conditions Precedent. The amendments set forth in Annex A hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:
(a)
Execution. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Subsidiary Guarantor, the Servicer and all Lenders, with acknowledgment and agreement from each of the Agents.
(b)
Fees. Each of the Borrower, the Subsidiary Guarantor and the Servicer shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including reasonable and documented fees and expenses of each Agents' outside counsel and the Lenders' outside counsel) incurred in connection with this Agreement.
(c)
Consent. The Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian and the Lenders, shall have, by execution of this Agreement, each consented to the proposed amendment herein.
Section 5.
Confirmation of Collateral. Each of the Borrower and the Subsidiary Guarantor (a) confirms its obligations with respect to the Collateral, (b) confirms that its obligations under the Amended Credit Agreement are entitled to the benefits of the pledges set forth in the Loan Documents, (c) confirms that its obligations under the Amended Credit Agreement constitute "Obligations" (as defined in the Credit Agreement) that are secured by the Collateral thereunder, (d) agrees that the Amended Credit Agreement is the Credit Agreement under and for all purposes of the Loan Documents and (e) confirms that each of the Loan Documents remains in full force and effect and is its binding and enforceable obligation, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall continue to be entitled to the benefits of the Grant set forth in the Amended Credit Agreement.
Section 6.
Direction of Collateral Agent, Collateral Administrator and Custodian . By executing this Agreement, each of the Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent and the Lenders hereby consents to the terms of this Agreement and directs each of the Collateral Agent, Collateral Administrator and Custodian to execute and deliver this Agreement, and acknowledges and agrees that each of the Collateral Agent, Collateral Administrator and Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, Collateral Administrator and Custodian and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent, Collateral Administrator and Custodian, respectively.
Section 7.
Binding Effect; Counterparts. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be signed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any

2

electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator or Custodian)), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. Each of the Collateral Agent, Collateral Administrator and Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile transmission). The parties agree that this Agreement may be electronically signed and that such electronic signatures appearing on this Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.
Section 8.
Consents and Payments.
(a)
The parties hereto agree that, notwithstanding anything in the Credit Agreement to the contrary, no other documentation, notice periods or other formalities shall be required to be complied with in order to effect the transactions contemplated herein.
(b)
The parties hereto agree that, notwithstanding anything in the Credit Agreement to the contrary, the Borrower and the Subsidiary Guarantor shall cause the payment of the out-of-pocket costs and expenses of the Agents and the Lenders (including reasonable and documented fees and expenses of each Agents' outside counsel and Lenders' outside counsel) as Administrative Expenses, as provided by the Administrative Agent to the Borrower and Subsidiary Guarantor.
Section 9.
Miscellaneous. Except as herein provided, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. THIS AGREEMENT AND ANY RIGHT, REMEDY, OBLIGATION, CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

In accordance with Section 12.5 of the Credit Agreement, the Loan Parties will, promptly following execution hereof, provide a copy of this Agreement to each Lender, the Administrative Agent and the Collateral Agent. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement,

3

the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.

Section 10. Effectiveness. Upon the execution and delivery hereof by each of the parties hereto, this Agreement shall be effective as of the date hereof.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FPLF NS HOLDINGS FINANCE LLC,
as Borrower

By:	/s/ Dustin Schiavi
Name: Dustin Schiavi
Title: Deputy Chief Financial Officer

FPLF NS HOLDINGS FINANCE DAC,
as Subsidiary Guarantor

By:	/s/ Dustin Schiavi
Name: Dustin Schiavi
Title: Deputy Chief Financial Officer

FPLF NS HOLDINGS FINANCE CM LLC,
as Servicer

By:	/s/ Aoife Grimes
Name: Aoife Grimes
Title: Director

[Amendment No. 1 to Credit Agreement]

THE BANK OF NOVA SCOTIA,
as Revolving Lender and Term Lender

By:	/s/ Edward Ra
Name: Edward Ra
Title: Managing Director

By:	/s/ Ronny Sirizzotti
Name: Ronny Sirizzotti
Title: Director

[Amendment No. 1 to Credit Agreement]

Acknowledged and agreed to by the Agents:

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By:	/s/ Edward Ra
Name: Edward Ra
Title: Managing Director

By:	/s/ Ronny Sirizzotti
Name: Ronny Sirizzotti
Title: Director

[Amendment No. 1 to Credit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent and Collateral Administrator

By:	/s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

[Amendment No. 1 to Credit Agreement]

U.S. BANK National Association,

as Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

[Amendment No. 1 to Credit Agreement]

ANNEX A

[TO BE ATTACHED]

LEGAL_US_E # 190683962.6

~~EXECUTION VERSION~~Conformed through Amendment No. 1 to Credit Agreement dated as of January 19, 2026

CREDIT AGREEMENT

dated as of November 7, 2025

among

FPLF NS Holdings Finance LLC,
as Borrower,

FPLF NS Holdings Finance DAC,

as Subsidiary Guarantor,

FPLF NS Holdings Finance CM LLC,

as Servicer,

the Lenders Referred to Herein,

the Membership Interest Holders Referred to Herein,

The Bank of Nova Scotia,
as Administrative Agent,

U.S. Bank Trust Company, National Association,
as Collateral Agent

and

U.S. Bank National Association,
as Custodian

LEGAL_US_E # 190683962.6

~~EXECUTION VERSION~~Conformed through Amendment No. 1 to Credit Agreement dated as of January 19, 2026 or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date).
"BSL Loan" means a Collateral Loan that, at the time of acquisition by a Loan Party, (1) is a broadly syndicated commercial loan; (2) is secured by a pledge of collateral, which security interest is validly perfected and either first or second priority under applicable law; (3) has a collateral value or enterprise value securing such Collateral Loan (as determined in good faith by the Servicer on or about the time of origination) that is equal to or in excess of (x) the outstanding principal balance of such Collateral Loan plus (y) the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; (4) (x) has a total indebtedness of $250,000,000 or greater and (y) is issued by an Obligor that has an EBITDA for the prior calendar months of $50,000,000 or greater (after giving pro forma effect to any acquisition in connection therewith); and (5) is publicly rated by S&P or Moody's (or the obligor is publicly rated by S&P or Moody's) at the time of acquisition by such Loan Party.
"BSL Ratio" means, as determined on each BSL Ratio Reset Date, a percentage that is equal to (a) the Aggregate Principal Balance of the BSL Loans ~~plus the aggregate amount of funds on deposit in the Collection Accounts, including Eligible Investments, constituting Principal Proceeds~~ divided by (b) the Aggregate Principal Balance of all of the Collateral Loans plus the aggregate amount of funds on deposit in the Collection Accounts, including Eligible Investments, constituting Principal Proceeds. The BSL Ratio shall be determined on each BSL Ratio Reset Date and shall apply from, and including, the applicable BSL Ratio Reset Date to, but excluding, the next BSL Ratio Reset Date that occurs.
"BSL Ratio Reset Date" means, each Calculation Date, each day that a prepayment or reduction in Commitments is made in accordance with Section 2.7, each Borrowing Date, and each Collateral Report Determination Date; provided that if any such date is not a Business Day, such BSL Ratio Reset Date shall be the next succeeding Business Day.
"Business Day" means (a) for purposes of determining the Benchmark, (I) with respect to calculation of EURIBOR, any TARGET2 Settlement Date, (II) with respect to calculation of CORRA, any day on which banks are open for general business in Toronto, Canada, (III) with respect to calculation of Daily Simple SONIA, any day on which banks are open for general business in London, United Kingdom and (IV) with respect to calculation of SOFR, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, and (b) for all other purposes, a day on which commercial banks and foreign exchange markets settle payments in New York City and Toronto, Canada, and on which commercial banks are not authorized to close under the laws of, or are in fact not closed in, the state where the Collateral Agent's office is located (initially being Chicago, Illinois); provided that, if the location of the Corporate Trust Office of the Collateral Agent changes at any time, the Collateral Agent shall provide prompt written notice of such change to the Borrower, the Administrative Agent, the Membership Interest Holders and the Lenders.
"CAD" means the lawful currency of Canada.

"CAD Loan" means a Loan denominated in CAD.
"Calculation Date" means the date that is the last day of each calendar month, provided that, if any such date is not a Business Day, such Calculation Date shall be the immediately preceding Business Day.
"Canadian Prime Rate" means, with respect to a CAD Loan, on any day the greater of:
(a) the annual rate of interest announced from time to time by the Administrative Agent as being its reference rate then in effect on such day for determining interest rates on CAD denominated commercial loans made by it in Canada; and
(b) Term CORRA for an interest period of one month in effect on such day plus 100 basis points per annum;
provided, that in no event shall the Canadian Prime Rate be less than zero for the purposes of this Agreement. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customary. Any change in the Canadian Prime Rate determined by the Administrative Agent shall be effective on the date the change becomes effective generally.
"Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.
"CCC Collateral Loan": A Collateral Loan (other than a Defaulted Loan) with an S&P Rating of "CCC+" or lower.
"CCC Excess": The amount equal to the excess, if any, of (x) the Aggregate Principal Balance of all CCC Collateral Loans over (y) 25.0% of the Total Capitalization as of such date of determination; provided that in determining which of the CCC Collateral Loans will be included in the CCC Excess, the CCC Collateral Loans with the lowest Market Value expressed as a percentage of par will be deemed to constitute such CCC Excess.
"CFTC" means the Commodity Futures Trading Commission.
"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 11.3, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after the date of this Agreement.
"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of

Borrower or the amounts, including Eligible Investments, on deposit in the Collection Accounts representing Principal Proceeds, (c) the amounts, including Eligible Investments, on deposit in the Future Funding Reserve Accounts and (d) any Aggregate Undrawn Amounts; provided, that for purposes of calculating clauses (a)(i) and (c) of the Concentration Limitations, the amounts specified in clauses (c) and (d) of this definition shall not be included; provided, further, that, with respect to any Collateral Loan held by an SPV Subsidiary, for purposes of this definition such Collateral Loan will have a Collateral Principal Amount of zero unless such SPV Subsidiary has pledged its assets to the Collateral Agent for the benefit of the Secured Parties.
"Collateral Quality Test" means a test that is satisfied if, as of any date of determination (or, in the case of the S&P CDO Monitor Test, on or after the S&P Rating Effective Date), in the aggregate, the Collateral Loans owned (or in relation to a proposed purchase of a Collateral Loan, both owned and proposed to be owned) by the Loan Parties satisfy each of the tests set forth below, calculated in each case in accordance with Section 1.3:
(a)
the Minimum Weighted Average Spread Test;
(b)
the Minimum Fixed Coupon Test;
(c)
the Minimum Weighted Average S&P Recovery Rate Test;
(d)
the Maximum Weighted Average Life Test;
(e)
the S&P CDO Monitor Test; and
(f)
the Diversity Score Test.
"Collateral Report" has the meaning assigned to such term in Section 5.1(h).
"Collateral Report Determination Date" means the date that is the last day of each calendar month provided that if any such date is not a Business Day, such Collateral Report Determination Date shall be the immediately preceding Business Day.
"Collection Accounts" means, collectively, the securities accounts established pursuant to Section 8.2(a).
"Collections" means, with respect to any Collateral, all principal payments, interest payments, fees and other payments received by the Borrower or the Subsidiary Guarantor with respect thereto and all other amounts paid with respect to such Collateral that are payable to the Borrower or the Subsidiary Guarantor, as applicable, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor's obligation to make payments with respect thereto.
"Commercial Paper Funding" means, with respect to any Loan funded by a CP Lender, at any time, the funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided by the issuance of Commercial Paper Notes.

repurchase one or more of its outstanding debt obligations for Cash, or any combination thereof; provided that any outstanding debt obligation that is repurchased for Cash must be retired by the issuer of such Collateral Loan.
"Distribution" means any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Loan or other security.
"Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth on Schedule C hereto.
"Diversity Score Test": A test that will be satisfied on any date of determination if the Diversity Score (rounded to the nearest whole number) equals or exceeds 20.
"Domicile" or "Domiciled" means, with respect to any Obligor with respect to a Collateral Loan, (a) except as provided in clause (b) and (c) below, its country of organization; or (b) if it is organized in a Tax Advantaged Jurisdiction, each of such jurisdiction and the country in which a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or (c) if its payment obligations in respect of such Collateral Loan are fully, irrevocably and unconditionally guaranteed by a person or entity that is organized in the United States, then the United States (provided that such guarantee complies with the applicable S&P criteria with respect to guarantees).
"Downgraded Lender" means a Revolving Lender that fails to be an Approved Lender in accordance with the terms of such definition.
"Due Date" means each date on which a Distribution is due on a Collateral Loan.
"Due Period" means, with respect to any Payment Date, the period commencing on the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Closing Date) and ending on (~~and~~but ~~in~~excluding) the Calculation Date immediately preceding such Payment Date (or, in the case of the Due Period that is applicable to the Payment Date occurring on the Stated Maturity, ending on the day preceding such Payment Date).
"EBITDA" means earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Loan, in the manner provided in the Related Contracts).
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
(g)
(i) the Collateral Interest Amount less (ii) all amounts payable (or expected to be payable) on the related Payment Date pursuant to clauses (A) through (D) of Section 9.1(a)(i) by
(h)
the sum of (i) all interest due on the Loans on the related Payment Date and (ii) the Commitment Fees due on the related Payment Date.
"Interest Coverage Ratio Test" means a test satisfied on any Measurement Date after the second Payment Date if the Interest Coverage Ratio is greater than or equal to 135% on such date.
"Interest Hedge Agreement" means an interest rate protection agreement that may be entered into between a Loan Party and an Interest Hedge Counterparty after the Closing Date in accordance with Section 5.20, for the sole purpose of hedging interest rate risk between the portfolio of Collateral Loans and the Loans, as amended from time to time in accordance with the terms hereof and thereof, with respect to which the Rating Condition is satisfied.
"Interest Hedge Counterparty" means a counterparty satisfying, at the time of entry by the applicable Loan Party into an Interest Hedge Agreement, the then-current S&P criteria for hedge counterparties (or, with respect to any counterparty not satisfying such criteria at such time, any counterparty whose obligations in respect of such Interest Hedge Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty meeting the then-current S&P guarantee criteria at such time), together with any permitted assignee or successor (which meets the then-current S&P criteria for hedge counterparties) under such Interest Hedge Agreement with respect to which the Rating Condition is satisfied.
"Interest Period" means, with respect to any Payment Date, (a) the period ~~commencing on the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Closing Date) and ending on~~from (and including) the date of each Borrowing to (but excluding) the Calculation Date immediately preceding such Payment Date, and (b) each successive period from and including the last day of the immediately preceding Interest Period to (but excluding) the Calculation Date immediately preceding such Payment Date until the principal of such Borrowing is repaid (or, in the case of the ~~Due~~Interest Period that is applicable to the Payment Date occurring on the Stated Maturity, ending on the day preceding such Payment Date).
"Interest Proceeds" means, with respect to any Due Period or Calculation Date, without duplication, the sum of:

(i) all payments of interest and other income received (other than any interest due on any Deferrable Loan or Partial Deferrable Loan that has been deferred or capitalized at the time of acquisition) by the Loan Parties during the related Due Period on the Collateral Loans and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Due Period, less any such amount that represents Principal Financed Accrued Interest;

"Interpolated Rate" means, with respect to the initial Payment Date, for the first Interest Period beginning on the ~~Closing D~~date of the relevant Borrowing to but excluding the Calculation Date immediately preceding the initial Payment Date, the rate shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are published by the Term SOFR Administrator and the rate for the next longer period of time for which rates are published by the Term SOFR Administrator.

"Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.
"Investment Company Act" means the Investment Company Act of 1940, as amended.
"Irish Collateral Deed" means the Irish law governed security deed dated on or about the date hereof and entered into between the Borrower and the Collateral Agent for the benefit of the Secured Parties, as amended from time to time.
"IRS" means the U.S. Internal Revenue Service.
"Judgment Currency" has the meaning assigned to such term in Section 2.10(d).
"Lender" means each Person signatory hereto that is listed as a "Lender" on the signature pages hereto and on Schedule J, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, each Additional Lender and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.
"Lender Collateral Account" means the securities account established pursuant to Section 8.3(c)(i).
"Lender Collateral Subaccount" has the meaning assigned to such term in Section 8.3(c)(ii).
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
"Liquidity Facility" means, with respect to any Loan by any CP Lender, a liquidity asset purchase agreement, swap transaction or other facility that provides liquidity for Commercial Paper Notes, and any guaranty of any such agreement or facility.

"Liquidity Funding" means, with respect to any Loan by any CP Lender, at any time, funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided under a Liquidity Facility.
SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day (notice of which shall be provided to S&P).
"Term SOFR Administrator" means the CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (in its reasonable discretion).
"Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".
"Term SOFR Reference Rate" means, the forward-looking term rate based on SOFR.
"Total Capitalization" means, at any time, the sum of (without duplication), (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans and, other than with respect to the determination of the Concentration Limitations, Excess Concentration Amounts), plus (b) the Defaulted Loan Balance of the Defaulted Loans, plus (c) the Aggregate Undrawn Amount, plus (d) the amount of all cash and Eligible Investments in the Collection Account and in the Future Funding Reserve Account, in each case constituting Principal Proceeds ~~(excluding any Unsettled Amounts to the extent already included in the amount in clause (a))~~, minus (e) the Exposure Amount.
"Total Class A-R Commitment" means, as of any date of determination, the aggregate amount of the Class A-R Commitments (funded or unfunded) on such date, which as of the Closing Date is the amount indicated in Schedule J (as such amount may be reduced from time to time pursuant to Section 2.7 or Section 2.15) or increased from time to time pursuant to Section 2.11).
"Total Class A-T Commitment" means, as of any date of determination, the aggregate amount of the Class A-T Commitments (funded or unfunded) on such date, which as of the Closing Date is the amount indicated in Schedule J and such amount will be reduced to zero upon the funding of the Class A-T Loans on the Closing Date. The amount of the Class A-T Commitments may be increased from time to time pursuant to Section 2.11 or, if increased after the date hereof, subsequently reduced from time to time pursuant to Section 2.7.
"Transfer Deposit Amount" means, on any date of determination with respect to any Collateral Loan, an amount equal to the sum of the outstanding principal balance of such Collateral Loan, together with accrued interest thereon through such date of determination, and in connection with any Substitute Collateral Loan which is a Revolving Collateral Loan or a Delayed Funding Loan, an amount equal to the Net Aggregate Exposure Amount thereof as of the applicable Cut-Off Date.

Section 2.6 Commitment Fees.

(a)
Commitment Fees Payable. The Borrower shall pay to the Class A-R Lenders pursuant to Section 6.4 or 9.1, as applicable, ratably in proportion to their respective Percentage Shares, a commitment fee (a "Commitment Fee") which shall accrue on the Aggregate Undrawn Amount for each day from and including the Closing Date to but excluding the date that the Class A-R Commitments terminate, expire or are permanently reduced to zero at a per annum rate equal to 0.50%; provided that if as the result of a Bail-In Action the Commitment of any Class A-R Lender is reduced or any Class A-R Lender is not permitted to fund all or a portion of its Commitment, the Commitment Fee payable to such Class A-R Lender shall be calculated based on its Commitment as so reduced or not permitted to be funded; provided further that any Class A-R Lender shall not be entitled to a Commitment Fee for each day during any period in which such Class A-R Lender is a Defaulting Lender (but, for the avoidance of doubt, payment of the Commitment Fee to such Class A-R Lender shall recommence at such time when such Class A-R Lender is no longer a Defaulting Lender).

Commitment Fees accrued during each Due Period shall be payable on the related Payment Date and shall be calculated by the Administrative Agent pursuant to Section 2.10. The

Commitment Fees shall accrue for each day from, and including, the first day of each Due Period to ~~but~~and ~~ex~~including the last day of such Due Period. All payments by or on behalf of the Borrower under this Section 2.6 shall be made in accordance with the Priority of Payments.

(b)
Fees Non-Refundable. All fees set forth in this Section 2.6 shall be deemed to have been earned on the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Class A-R Lenders regardless of whether any Class A-R Loans are actually made.

Section 2.7 Reduction of Commitments; Prepayments.

(c)
Automatic Reduction and Termination of Commitments.
(i)
The Total Class A-R Commitment (and the Class A-R Commitment of each Lender) shall be automatically reduced to zero at the close of business (New York City time) on the last day of the Class A-R Commitment Period. Upon the making of the Class A-T Loans on the Closing Date, the amount of the Total Class A-T Commitments shall be reduced to zero.
(ii)
On each Payment Date occurring after the end of the Reinvestment Period but during the Class A-R Commitment Period (and after giving effect to the payments made under the Priority of Payments on such date), the Total Class A-R Commitments will be reduced automatically and without any further action by any Person to an amount equal to (i) the aggregate principal amount of all Revolving Loans then outstanding plus (ii) the Net

Aggregate Exposure Amount (which shall be determined including any Revolving Collateral Loans and Delayed Funding Loans that the Borrower entered into binding commitments before the end of the Reinvestment Period to purchase after the end of the